Luxco, Inc. and Affiliates
Independent Auditor’s Report and Combined Financial Statements
December 31, 2020 and 2019

Contents
Independent Auditor’s Report................................................................................................    1
Combined Financial Statements

Independent Auditor’s Report

Board of Directors Luxco, Inc.
St. Louis, Missouri

We have audited the accompanying combined financial statements of Luxco, Inc. (a wholly-owned subsidiary of Luxco Group Holdings, Inc.) and its Affiliates (collectively the “Company”), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of income and comprehensive income, equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors Luxco, Inc.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Luxco, Inc. and its Affiliates as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the combined financial statements, in 2020, the reporting entity changed to include LRD Holdings LLC, KY Limestone Holdings, LLC, LDL DE LLC, and Dos Primos Tequila, LLC, as part of its combined financial statements. Our opinion is not modified with respect to this matter.

St. Louis, Missouri April 28, 2021

Luxco, Inc and Affiliates
Combined Balance Sheets
December 31, 2020 and 2019
(In Thousands)

Assets

	2020	2019

Current Assets
Cash	$2,826	$2,078
Debt investments	1,777	—
Accounts receivable
Trade, net of allowance	31,295	35,487
Other	423	878
Notes receivable	182	3,009
Inventories	33,747	30,543
Prepaid expenses	2,073	2,563
Total current assets	72,323	74,558

Investments and Long-Term Receivables
Investment in whiskey, at cost	38,096	39,021
Investments in life insurance	5,497	4,920
Investment in joint venture	4,978	3,091
	48,571	47,032

Property and Equipment, At Cost	84,099	79,792
Less accumulated depreciation	26,320	23,157
	57,779	56,635

Other Assets
Trademarks	92,927	95,562
Other intangible assets	1,617	1,826
Notes receivable	2,893	1,255
Due from shareholders	—	5,653
Other	313	343
	97,750	104,639

	$276,423	$282,864
See Notes to Combined Financial Statements 3

Liabilities and Equity

	2020	2019

Current Liabilities
Note payable to bank	$68,386	$90,113
Current maturities of long-term debt	1,927	25
Interest rate swap agreement short-term	761	—
Accounts payable
Trade	12,373	11,117
Federal and state liquor taxes payable	4,978	5,028
Accrued liabilities
Expenses, including payroll taxes and income taxes	3,447	3,963
Salaries, wages and commissions	3,259	2,209
Distributions payable	6,279	190
Total current liabilities	101,410	112,645

Long-Term Liabilities
Deferred compensation	533	387
Long-term debt	6,292	229
Interest rate swap agreement long-term	—	750
Deferred income taxes	1,475	1,439
Other long term liability	547	1,347
	8,847	4,152

Equity
Class A voting common stock, $.10 par value; authorized and
issued 30 shares	3	3
Class B non-voting common stock, $.10 par value; authorized
and issued 270 shares	27	27
Retained earnings	174,237	171,360
Members equity	27,697	28,407
Accumulated other comprehensive loss
Cumulative translation adjustment	209	(431)
Unrealized loss on interest swap agreement	(761)	(750)
Treasury stock, at cost
Common; 15 A shares; 135 B shares	(35,309)	(35,309)
Total Luxco, Inc. and Affiliates equity	166,103	163,307

Noncontrolling interest	63	2,760

Total equity	166,166	166,067

Total liabilities and equity	$276,423	$282,864

Luxco, Inc and Affiliates
Combined Statements of Income and Comprehensive Income
Years Ended December 31, 2020 and 2019 (In Thousands)

	2020	2019

Gross Sales	$320,647	$285,251
Less federal excise taxes	122,251	113,141

Net Sales	198,396	172,110

Cost of Goods Sold	124,775	115,925

Gross Profit	73,621	56,185

Impairment Loss	5,035	3,630

Operating Expenses	44,704	40,392

Operating Income	23,882	12,163

Other Income (Expenses)
Interest income	46	106
Interest expense	(2,399)	(3,368)
Donations	(467)	(328)
Other	(139)	(574)
	(2,959)	(4,164)

Income Before Income Taxes	20,923	7,999

Provision for Income Taxes	305	619

Net Income	20,618	7,380

Other Comprehensive Income (Loss)
Net translation adjustment	680	147
Change in fair value of interest rate swap agreement	(11)	(541)
	669	(394)

Comprehensive Income	$21,287	$6,986

Amounts Attributable to Noncontrolling Interest
Net income	$20,618	$7,380
Less net income (loss) attributable to the noncontrolling interest	(163)	481
Net income attributable to Luxco, Inc. and Affiliates	$20,781	$6,899

Comprehensive income	$21,287	$6,986
Less comprehensive income (loss) attributable to the
noncontrolling interest	(123)	510

Comprehensive income attributable to Luxco, Inc. and Affiliates	$21,410	$6,476
See Notes to Combined Financial Statements 5

Luxco, Inc. and Affiliates
Combined Statements of Equity
Years Ended December 31, 2020 and 2019
(In Thousands)

					Accumulated
					Other
	Common Stock		Retained	Members'	Comprehensive	Noncontrolling	Treasury
	Class A	Class B	Earnings	Equity	Loss	Interest	Stock	Total
Balance, January 1, 2019	$3	$27	$164,425	$27,158	$(758)	$2,568	$(35,309)	$158,114
Contributions	—	—	—	1,354	—	—	—	1,354
Net income (loss)	—	—	7,004	(105)	—	481	—	7,380
Distributions	—	—	(69)	—	—	(318)	—	(387)
Other comprehensive income (loss)	—	—	—	—	(423)	29	—	(394)
Balance, December 31, 2019	3	27	171,360	28,407	(1,181)	2,760	(35,309)	166,067
Contributions	—	—	—	3,339	—	—	—	3,339
Net income (loss)	—	—	19,148	1,633	—	(163)	—	20,618
Distributions	—	—	(7,277)	(844)	—	(39)	—	(8,160)
Other comprehensive income	—	—	—	—	629	40	—	669
Purchase of NCI - Limestone	—	—	—	(4,354)	—	(891)	—	(5,245)
Purchase of NCI - Niche	—	—	—	(484)	—	(1,644)	—	(2,128)
Non-cash distribution to shareholders	—	—	(8,994)	—	—	—	—	(8,994)
Balance, December 31, 2020	$3	$27	$174,237	$27,697	$(552)	$63	$(35,309)	$166,166
See Notes to Combined Financial Statements 6

Luxco, Inc. and Affiliates
Combined Statements of Cash Flows
Years Ended December 31, 2020 and 2019
(In Thousands)

	2020	2019
Operating Activities
Net income	$20,618	$7,380
Items not requiring (providing) cash
Depreciation	5,271	5,458
Impairment of trademarks and amortization of intangible assets and deferred financing costs	5,312	3,906
Deferred compensation	267	251
Deferred income taxes	10	113
Equity in net loss of joint venture	917	638
Loss (gain) on disposal of property and equipment	156	(508)
Gain on forgiveness of Paycheck Protection Program Loan	(324)	—
Changes in
Accounts receivable	4,891	(2,504)
Inventories	6,745	1,884
Prepaid expenses	491	(1,341)
Accounts payable	1,097	(313)
Accrued liabilities	(1,539)	(3,121)
Net cash provided by operating activities	43,912	11,843

Investing Activities
Proceeds from payment of notes receivable	1,189	1,209
Advances to shareholders	(3,339)	(1,353)
Proceeds from sale of property and equipment	1,316	1,594
Purchase of trademark	(2,400)	—
Purchase of property and equipment	(7,778)	(7,705)
Proceeds from sale of held-to-maturity securities	1,200	—
Purchase of held-to-maturity securities	(2,977)	—
Payments for investment in whiskey	(8,889)	(5,144)
Purchase of joint venture	—	(2,214)
Purchase of noncontrolling interest	(6,278)	—
Contributions to joint ventures	(2,598)	—
Payments for investments in life insurance	(578)	(578)
Net cash used in investing activities	(31,132)	(14,191)

Financing Activities
Repayments on line of credit	(348,752)	(275,246)
Proceeds from line of credit	327,062	278,056
Proceeds from issuance of long-term debt	8,314	—
Principal payments of long-term debt	(25)	(1,122)
Distributions paid	(2,071)	(196)
Contributions received	3,339	1,354
Net cash provided by (used in) financing activities	(12,133)	2,846

Effect of Exchange Rate Changes on Cash	101	(55)

Increase in Cash	748	443

Cash, Beginning of Year	2,078	1,635

Cash, End of Year	$2,826	$2,078
See Notes to Combined Financial Statements 7

Luxco, Inc. and Affiliates
Combined Statements of Cash Flows Years Ended December 31, 2020 and 2019 (In Thousands)

	2020	2019
Supplemental Cash Flows Information
Investment in whiskey converted to merchandise inventory	$9,815	$8,075
Non-cash distribution to shareholders	$8,994	$—
Distributions payable	$6,279	$190
Deferred consideration from purchase of noncontrolling interest	$1,095	$—
Interest paid	$2,399	$3,368
Income taxes paid (net of refunds)	$193	$80

(Continued)

See Notes to Combined Financial Statements    8

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 1:    Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The revenues of Luxco, Inc. (“Luxco”), a wholly-owned subsidiary of Luxco Group Holdings, Inc., and Affiliates (collectively the “Company”) are predominately earned from importing, bottling and rectifying of distilled spirits and wine. The Company sells to and extends unsecured credit to liquor distributors and state governments primarily throughout the United States.

Principles of Combination

During 2020, the reporting entity changed to include Luxco Group Holdings Inc. (“LGHI”), KY Limestone Holdings, LLC (“Limestone”), LDL DE LLC (“LDL”), Dos Primos Tequila, LLC (“DPTC”), and LRD Holdings LLC (“LRD”), (collectively “the Affiliates”), due to the pending sale of Luxco and the Affiliates. This change was made retrospectively to include the accounts of the Affiliates as of January 1, 2019.
Luxco and the Affiliates are affiliated through common ownership and management. All significant intercompany accounts and transactions have been eliminated in combination.

Investment in Joint Venture

Luxco holds 50 percent interests in DGL Destiladores, S.A. de CU (“DGL”) and Agricola LG, S DE RL DE CV (“Agricola”). The investments are accounted for under the equity method which includes the cost of the initial investment plus earnings (losses) of the investments.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

At December 31, 2020, one of the Company’s U.S. cash accounts did exceed federally insured limits. The cash accounts exceeded federally insured limits by $2,233. Foreign cash accounts totaling $421 as of December 31, 2020, are guaranteed by the United Kingdom’s Financial Service Compensation Scheme up to $116.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Accounts and Notes Receivable

Accounts receivable are stated at the amount of consideration from customers of which the Company has an unconditional right to receive. The Company provides a nominal allowance for doubtful accounts, which is based upon a review of outstanding receivables. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Notes receivable are stated at their outstanding principal amount. The Company has determined no allowance is necessary for uncollectible notes, based upon a review of outstanding receivables, historical collection information and existing economic conditions. Outstanding notes accrue interest based on the terms of the respective note agreements. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the borrower.

Inventory Pricing
Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first- in, first-out method.

Property and Equipment
Property and equipment acquisitions are stated at cost, less accumulated depreciation. Depreciation is charged to expense using straight-line or accelerated methods over the estimated useful life of each asset. Leasehold improvements are depreciated over the shorter of the lease term or respective estimated useful lives.
The estimated useful lives for each major depreciable classification of property and equipment are as follows:
Buildings and improvements    15 years
Office furniture and equipment    5-8 years
Equipment    8 years
Whiskey barrels    4 years
Leasehold improvements    10 years

Income Taxes
The LGHI stockholders have elected to have Luxco’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of certain state income tax law.
Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal income taxes is included in these statements. State and local income taxes and the related deferred tax assets and liabilities are provided for certain states and cities, which do not recognize an “S” Corporation tax status.
LDL’s income from foreign operations is subject to corporate income tax and is provided for in the combined financial statements. Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax basis of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

The LRDH, KYLH, and DPTC members have elected to have their income taxed as a partnership under provisions of the Internal Revenue Code and similar sections of state income tax law.
Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes on United States income is included in these statements.

Excise Taxes
The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department (the “TTB”) regulations which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcohol beverages in varying amounts. The Company calculates its Federal excise tax expense based upon units shipped and on its understanding of the applicable excise tax laws.

Interest Rate Swap
The Company has elected the private company accounting alternative for certain interest rate swaps. The election to use the alternative accounting for interest rate swaps is made on a swap-by- swap basis. During 2020 and 2019, the Company had one interest rate swap in effect, for which it elected to apply the alternative accounting and use the simplified hedge accounting approach.

Comprehensive Income
Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes the unrealized loss on the interest rate swap agreement and gains and losses from foreign currency transactions.

Translation of Foreign Currencies
Assets and liabilities of Niche Drinks Co Ltd (“Niche”), a wholly-owned subsidiary of LDL whose functional currency is other than the U.S. dollar are translated to U.S. dollars using the exchange rate in effect at the combined balance sheet date. Results of operations are translated using average rates during the year. Adjustments resulting from the translation process are included as a component of accumulated other comprehensive income (loss).

Foreign Assets
As of December 31, 2020 and 2019, the Company has approximately $6,983 and $7,212 of its inventory and $11,443 and $13,074, respectively, of its investment in whiskey held at its suppliers located in foreign countries.
Niche is located in Northern Ireland, United Kingdom. Total assets of Niche were $19,776, and $19,674 as of December 31, 2020 and 2019, respectively.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
Tariffs
On October 18, 2019, import tariffs were enacted for select European Union (EU) products brought into the United States. Although involving several EU countries, Luxco is primarily impacted by its import of finished goods products from Northern Ireland which included both St. Brendan’s Irish Cream and The Quiet Man Irish Whiskey. These products are subject to a 25 percent import duty on the customer invoice price which is paid at the time the excise tax is due to Customs and Border Patrol. As of December 31, 2020 and 2019, the Company import duty paid was $1,626 and
$237, respectively.

Trademarks
Trademarks are tested annually for impairment. If the implied fair value of the trademarks are lower than their carrying amounts, an intangible impairment is indicated and the trademarks are written down to their implied fair value. Subsequent increases in trademark value are not recognized in the combined financial statements.

Intangible Assets
Intangible assets with finite lives related to Niche are being amortized on the straight-line basis over 10 years. Amortization expense for the periods ended December 31, 2020 and 2019, was approximately $248 and $245, respectively.

Deferred Financing Costs
Expenses associated with the acquisition of debt are capitalized. The Company amortizes financing costs over the life of the loan on a straight-line basis. These costs are included in other assets on the combined balance sheets.

Debt Investments
Debt securities held by the Company generally are classified and recorded in the combined financial statements as held-to-maturity as management has the positive intent and ability to hold to maturity. The securities are recorded at amortized cost, which approximates fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Revenue Recognition
Revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that it expects to be entitled to in exchange for those goods or services. The amount and timing of revenue recognition varies based on the nature of the goods or services provided and the terms and conditions of the customer contract. See Note 2 for additional information about the Company’s revenue.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
Subsequent Events
On January 22, 2021 the Company entered into a Merger Agreement with MGP Ingredients, Inc. The merger was executed on April 1, 2021. Purchase accounting for the transaction is in process.
Prior to the merger, certain excluded assets totaling $14,890 were transferred to shareholders through distributions or bonuses.
Subsequent events have been evaluated through April 28, 2021, which is the date the combined financial statements were available to be issued.

Paycheck Protection Program (PPP) Loan

The Company received PPP loans established by the CARES Act and has elected to account for the funding as loans in accordance with ASC Topic 470, Debt. Any forgiveness of the loans is recognized as a gain in the financial statements in the period the debt is legally released. PPP loans are subject to audit and acceptance by the U.S. Department of Treasury, Small Business Administration (SBA), or lender. As a result of such audit, adjustments could be required to any gain recognized.

Economic Uncertainties

As a result of the spread of the SARS-CoV-2 virus and the incidence of COVID-19, economic uncertainties have arisen which may affect the financial position, results of operations and cash flows of the Company. The duration of these uncertainties and the ultimate financial effects cannot be reasonably estimated at this time.

Note 2: Revenue from Contracts with Customers

Performance Obligations

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring distinct goods or providing services to customers. The Company’s revenue consists substantially of product sales and is reported net of incentives, returns and other allowances offered to customers. The Company recognizes revenue when performance obligations under the terms of contracts, generally purchase orders, with its customers are satisfied, which occurs when control passes to a customer to enable them to direct the use of and obtain benefit from a product. This typically occurs upon shipment, when a customer obtains legal title, obtains the risks and rewards of ownership, has received the goods according to the contractual shipping terms and is obligated to pay for the product. For certain international customers, deposits are required in advance of shipment. Contract bottling is recognized over a period of time, based upon the output method.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
Contract Balances

The following table provides information about the Company’s receivables from contracts with customers:

	2020	2019

Accounts receivable, beginning of year	$35,487	$33,849
Accounts receivable, end of year	$31,295	$35,487

Disaggregation of Revenue

The following table presents the Company’s revenues disaggregated by the timing of such revenue recognized during the year ended December 31, 2020 and 2019:

	2020	2019
Timing of revenue recognition
At a point in time	$315,548	$280,787
Over a period of time	5,099	4,464
Total	$320,647	$285,251

The Company has determined that the nature, amount, timing and uncertainty of revenues and cash flows are affected by the performance of the distilled spirits and wine industry and various customer payment practices.

Accounting Policies Elected

For shipping and handling activities, which are generally arranged by the Company, the Company is applying an accounting policy election, which allows an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, the Company expenses shipping and handling costs at the time revenue is recognized. The Company classifies shipping and handling revenues in net sales and the related expenses in cost of sales in the combined statements of income.
The Company is also applying an accounting policy election, which allows an entity to exclude from revenue any amounts collected from customers on behalf of state governments, such as state excise taxes collected concurrent with revenue-producing activities. Therefore, revenue is presented net of state excise taxes.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 3:    Accounts Receivable Other

	2020	2019
Advances to stockholders, officers and employees	$7	$42
Refundable federal excise taxes	290	553
Other	126	283
	$423	$878

Note 4:    Inventories

	2020	2019
Raw materials	$12,562	$12,166
Finished goods	16,634	13,727
Federal tax and duty on inventories	4,551	4,650
	$33,747	$30,543

It has been the Company’s consistent accounting practice to exclude merchandise in transit from inventories and accounts payable until the merchandise has actually been received. At December 31, 2020 and 2019, merchandise in transit which had been shipped to the Company, but not received until subsequent dates totaled $1,984 and $672, respectively.

Note 5:    Property and Equipment

The total cost basis of property and equipment at December 31, 2020 and 2019, was:

	2020	2019
Land and improvements	$5,612	$5,564
Machinery and equipment	17,829	16,997
Office furniture and equipment	3,113	2,962
Whiskey barrels	19,652	19,167
Leasehold improvements	3,376	3,285
Buildings and improvements	25,227	22,527
Transportation equipment	9,290	9,290
	$84,099	$79,792

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 6:    Acquired Trademarks

The changes in the carrying amount of trademarks for the years ended December 31, 2020 and 2019, were:

	2020	2019
Balance as of January 1	$95,562	$99,192
Purchase of Castle trademark	2,400	—
Impairment loss	(5,035)	(3,630)
Balance as of December 31	$92,927	$95,562

The fair value of the trademarks was estimated based upon multiples of the average gross profit and contribution margin of the respective trademarks. Certain product lines within the trademarks experienced contribution margins below the projected levels at the time of their acquisitions, resulting in an impairment loss of $5,035 and $3,630 for the years ended December 31, 2020 and 2019, respectively.

Note 7:    Notes Payable to Banks

Luxco has a $110,000 revolving line of credit that matures on September 16, 2021. There was
$65,116 and $85,913 borrowed against this line at December 31, 2020 and 2019, respectively. The line is collateralized by accounts receivable, inventory, equipment and trademarks. Interest varies with the one-month London Interbank Offered Rate (LIBOR) Index Rate, plus a margin of 1.20 percent to 1.70 percent, as defined, and is payable monthly. The interest rate was 1.60 percent and 3.15 percent at December 31, 2020 and 2019, respectively.
The credit agreement requires Luxco, among other things, to maintain certain financial ratios if the availability on the line is below 10 percent. This requirement did not apply as of December 31, 2020 and 2019.
Niche also has a credit agreement totaling $5,463, which has no stated maturity date. Interest varies at the bank’s UK base rate plus 2.5 percent. The interest rate was 2.53 and 3.25 percent at December 31, 2020 and 2019, respectively. On December 20, 2020, Niche obtained a temporary increase to $8,877 in availability through January 31, 2021. There was $3,270 and $4,200 borrowed against this line at December 31, 2020 and 2019 respectively.
As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, Luxco entered into an interest rate swap agreement for a portion of its floating rate debt through September 1, 2021. The agreement provides for Luxco to receive interest from the counterparty at one month LIBOR plus a spread of 1.89 percent and to pay interest to the counterparty at a fixed rate of 2.63 percent on a notional amount of $40,000 as of December 31, 2020 and 2019.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
Management has designated the interest rate swap agreement as a cash flow hedging instrument. Under the private company accounting alternative for interest rate swaps, Luxco may assume no hedge ineffectiveness. Changes in fair value are recognized in other comprehensive income. If Luxco determines the hedge criteria are no longer met, the simplified hedge accounting will no longer apply and Luxco will apply guidance in ASC Topic 815 on a prospective basis.
The table below presents certain information regarding Luxco’s interest rate swap agreement designated as a cash flow hedge:

	2020	2019
Fair value of interest rate swap agreement	$(761)	$(750)
Balance sheet location of fair value amount	Current liabilities	Long-term liabilities
Loss recognized in other comprehensive income	$(11)	$(541)
Loss reclassified from accumulated other comprehensive loss into net income (monthly settlement expense)	$(824)	$(149)
Location of loss reclassified from accumulated other comprehensive income	Interest Expense	Interest Expense

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 8:    Long-Term Debt

Long-term debt at December 31, 2020 and 2019, consists of the following:

	2020	2019
Luxco note payable to SBA, due April 20, 2022; payable in monthly principal installments of $380, plus interest at 1%.	$3,422	$—
Limestone note payable to the David Sherman Sr. Trust FBO Ann S. Lux dated November 16, 1981, due June 2029, interest payable annually at 0.43%	4,568	—
Limestone note payable to Marion County Industrial Foundation, due June 2028; monthly installments of $3, including interest at 4.5%.	199	221
Limestone note payable to Lincoln Trail Area Development, due June 2028; monthly installments of $1, including interest at 4.5%.	30	33
	8,219	254

Less current maturities	(1,927)	(25)

	$6,292	$229

Aggregate annual scheduled maturities of long-term debt, at December 31, 2020, are:

2021	$1,927
2022	1,549
2023	29
2024	30
2025	31
Thereafter	4,653
$8,219

On April 20, 2020, Luxco received a loan in the amount of $3,422 pursuant to the PPP. Luxco expects the loan to be forgiven. Per the note agreement, the loan was originally payable in equal monthly principal and interest payments commencing in November 2020, with the final payment due in May 2022. Interest will accrue at a rate of 1.0 percent and is payable monthly. The note is guaranteed by the SBA. In October 2020, the Paycheck Protection Program Flexibility Act of 2020 extended the deferral period for PPP borrower payments to 10 months after the end of the borrower’s loan forgiveness covered period. Equal monthly payments are now scheduled to begin in August 2021 through April 2022. In addition, LRD received a PPP loan of $324 on April 16, 2020. This loan was forgiven in 2020.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 9:    Common Stock Agreement

Luxco has a restrictive-stock agreement, which places restrictions on transferability of the Luxco’s stock. The agreement also requires Luxco to make minimum distributions to the stockholders equal to the income taxes payable by the stockholders on their share of Luxco’s taxable income.

Note 10:    Equity

The common stock, treasury stock and retained earnings reported on the combined balance sheets represent the balances of Luxco, Inc. Combined members’ equity at December 31, 2020 and 2019, consisted of the following:

	2020	2019
KY Limestone Holdings, LLC	$(1,453)	$1,530
LDL DE, LLC	7,081	4,783
LRD Holding, LLC	22,306	22,094
Dos Primos Tequila Company, LLC	(237)	—
	$27,697	$28,407

Note 11:    Employee Benefit Plans

The Company has a 401(k) plan covering substantially all non-union employees. The Plan provides for a discretionary company contribution of 2 percent of compensation plus a matching contribution not to exceed 1.5 percent of compensation. The Company also has a 401(k) plan covering all full-time union employees. The Plan provides for a matching contribution not to exceed 1 percent of compensation. The Company contributions to all domestic plans for the years ended December 31, 2020 and 2019, totaled $343 and $342, respectively.
Niche has an employee pension plan for its employees. Contributions to the plan were approximately $143 and $71 for the periods ended December 31, 2020 and 2019, respectively.

Note 12:    Operating Leases

The Company leases office, plant and warehouse facilities under noncancellable operating lease agreements with related parties as more fully explained in Note 13. The Company leases additional facilities under noncancellable operating leases that expire in various years through 2028. Rent expense under all leases were $1,732 and $1,719 for the years ended December 31, 2020 and 2019, respectively.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Future minimum lease payments for these leases at December 31, 2020, were:

2021	1,569
2022	366
2023	271
2024	276
2025	281
Thereafter	650
$3,413

Note 13:    Related-Party Transactions

The facilities in which the Company maintains certain of its operations are leased from a partnership affiliated through common ownership under an operating lease agreement expiring on November 30, 2021. Annual rents of $660 were paid during the years 2020 and 2019.
Investments in life insurance represent premiums paid for life insurance policies to be reimbursed by related parties under promissory notes and split-dollar agreements.
During 2020 and 2019, Luxco purchased inventory from the affiliates as part of its normal operations. All significant intercompany accounts and transactions have been eliminated in combination.
The Company has a note receivable of $900 from the related party buyer of Meier’s Wine Cellars, inc. (“Meier’s”). The note is payable at $18 of principal per quarter and the interest is accrued at
.58 percent and the maturity date is April 30, 2029. The note receivable has a balance of $620 and $700 at December 31, 2020 and 2019, respectively. The Company also converted $3,800 of an existing intercompany receivable into a note receivable from Meier’s at the time of the sale of Meier’s in 2017. Interest of .25 percent is payable quarterly and the principal is due upon the maturity date of April 30, 2023. The note receivable had a balance of $1,800 and $2,800 at December 31, 2020 and 2019, respectively.
The Company purchased finished good products from Meier’s in the amount of $2,925 and $2,400 for the years ended December 31, 2020 and 2019, respectively.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 14:    Joint Venture Investments

The Company invested in a 50 percent ownership of DGL and Agricola. The investments are recorded under the equity method. The entire financial position and net loss of DGL and Agricola as of and for the periods ended December 31, 2020 and 2019, are summarized below:

	2020	2019
Total assets	$13,428	$9,345
Total liabilities	3,183	2,457
Total members' equity	$10,245	$6,888

Total revenues	$18,793	$4,990

Net loss	$(1,833)	$(1,276)

DGL recognizes its inventory at the lower of cost or net realizable value. There was a write down adjustment of $1,423 and $331 to DGL’s inventory to net realizable value in 2020 and 2019, respectively.

Note 15:    Commitments, Contingencies and Concentrations

Commitment to Purchase Whiskey

On January 1, 2019, the Company entered into a four-year contract expiring on December 31, 2023, with Canadian Lakes Distillers, to purchase whiskey through 2023. As of December 31, 2020, the Company has a remaining commitment to purchase 3,000 original proof gallons. Calculated at the most recent contract price, the commitment for these purchases is approximately $7,590.

Labor Agreement

Approximately 31 percent of Luxco’s U.S. employees are covered by a collective bargaining agreement that expires February 29, 2024.

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)

Note 16:    Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer an liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:
Level 1    Quoted prices in active markets for identical assets or liabilities
Level 2        Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3        Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Recurring Measurements

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying combined balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2020 and 2019:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2020
US Treasury Bill	$1,777	$1,777	$—	$—
Interest rate swap agreement	$(761)	$—	$(761)	$—

December 31, 2019
Interest rate swap agreement	$(750)	$—	$(750)	$—

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2020 and 2019:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2020
Trademarks with impairment	$42,210	$—	$—	$42,210

December 31, 2019
Trademarks with impairment	$41,388	$—	$—	$41,388

Following is a description of the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring and nonrecurring basis and recognized in the accompanying combined balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Interest Rate Swap Agreement

The fair value is estimated using forward-looking interest rate curves and discounted cash flows that are observable or can be corroborated by observable market data and, therefore, are classified within Level 2 of the valuation hierarchy.

Debt Investments

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Trademarks

The fair value is estimated using internal calculations based on multiples of the average gross profit and contribution margin of the respective trademarks and, therefore, are classified within Level 3 of the valuation hierarchy.

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
Individual trademarks, or groups of trademarks, are only considered to be measured at fair value in a year in which an impairment loss is recognized. Three groups of trademarks and one group of trademarks were impaired at December 31, 2020 and 2019, respectively. Impairment losses related to these trademarks were recognized during 2020 and 2019.

Note 17:    Acquisition of Minority Interests

On September 11, 2020, LDL, acquired 20 percent of the outstanding common stock of Niche. The acquisition of the additional 20 percent, in conjunction with the previously acquired 80 percent in 2018, means Niche is 100 percent owned by LDL.
Deferred consideration represents non-contingent payments of $548 to be paid on each of the first two anniversaries of the acquisition date.
The following table summarizes the consideration paid for the acquisition of the purchase of the minority interest of Niche.

Consideration
Cash	$1,033
Deferred consideration	1,095
$2,128

Additional deferred consideration payments related to the previously acquired 80 percent interest of Niche were made in April of $1,301, August of $1,246 and September of $1,033 during 2020 and in April 2019 of $1,354.
On January 1, 2020, KYLH LLC, acquired 44 percent of the member’s equity interest of Limestone, LLC. The acquisition of the additional 44 percent, in conjunction with the previously acquired controlling interest of 50 percent means Limestone is 94 percent owned by KYLH LLC.
The total consideration paid for the acquisition of the purchase of the minority interest of Limestone was $5,245.

Note 18:    Internal Revenue Bond (IRB)

On December 22, 2017, LRDH and its wholly-owned subsidiaries, LFL and LRD, engaged in an industrial revenue bond transaction (IRB) with the County of Nelson, Kentucky (“Nelson County”). LFL which owns the fixed real and personal property assets from initial construction transferred the fee interest in those assets to Nelson County and entered into a lease with Nelson County to use the fixed assets. Nelson County issued and sold industrial revenue bonds to LRDH. The proceeds from the sale to LRDH ($35,000) were used to acquire the project. Under the IRB transaction, Nelson County has

Luxco, Inc. and Affiliates
Notes to Combined Financial Statements
December 31, 2020 and 2019
(In Thousands)
signed over its rights to receive payment on the bonds directly to LRDH. As such, the bond sale proceeds were paid directly by LRDH to LFL. LFL issued a payment for
$34,000 to LRDH as pre-payment of the amount due on the bonds. This left $1,000 outstanding on the bonds over the bond term. Upon full payment, the bonds will terminate in accordance with the terms of the IRB. This leaves $1,000 due to LRDH on LFL’s books and $1,000 due from LFL on LRDH books, which is being amortized over the life of the bond. This IRB activity is eliminated in combination of the financial statements as it is intercompany activity.

Note 19:    Future Change in Accounting Principles

Accounting for Leases

The FASB amended its standard related to the accounting for leases. Under the new standard, lessees will now be required to recognize substantially all leases on the combined balance sheet as both a right-of-use asset and a liability. The standard has two types of leases for income statement recognition purposes: operating leases and finance leases. Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards. Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards. The determination of lease classification as operating or finance will be done in a manner similar to existing standards. The new standard also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and nonlease components in an arrangement.
The new standard is effective for the Company’s fiscal year beginning January 1, 2022. The Company is evaluating the impact the standard will have on the combined financial statements; however, the standard may have a material impact on the financial statements due to the recognition of additional assets and liabilities for operating leases.